EXECUTION VERSION

STOCK PURCHASE AGREEMENT

Dated as of October 31, 2008

Between

PACER HOLDINGS OF LOUISANA, INC.

and

RURAL HEALTHCARE DEVELOPERS OF LOUISIANA, LLC

EXECUTION VERSION

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is dated as of October 31, 2008, by and between PACER HOLDINGS OF LOUISIANA, INC., a Florida corporation (“Seller”) and Rural Healthcare Developers of Louisiana, LLC, a Mississippi limited liability company (“Buyer”).

PRELIMINARY STATEMENT

Seller is owner, beneficially and of record, of all of the issued and outstanding capital stock of Pacer Health Management Corporation, a Louisiana corporation (“PHMC”) and Pacer Psychiatry, Inc., a Louisiana Corporation (“PPI” and collectively with PHMC, the “Companies”). Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, all of the capital stock of the Companies on the terms and subject to the conditions set forth herein.

Accordingly, in consideration of the mutual agreements hereinafter set forth, Buyer and Seller agree as follows:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

Section 1.1 In this Agreement, the following terms have the meanings specified or referred to in this Section 1.1 and shall be equally applicable to both the singular and plural forms.

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person; provided that the Companies shall not be deemed an Affiliate of Seller.

“Buyer” has the meaning specified in the first paragraph of this Agreement.

“Buyer Ancillary Agreements” means all agreements, instruments and documents being or to be executed and delivered by Buyer under this Agreement or in connection herewith.

“Claim Notice” has the meaning specified in Section 8.3.

“Closing” means the closing of the transfer of the Shares from Seller to Buyer.

“Closing Date” has the meaning specified in Section 3.1.

“Companies” has the meaning specified in the Preliminary Statement of this Agreement.

“Court Order” means any judgment, order, award or decree of any foreign, federal, state, local or other court or tribunal and any award in any arbitration proceeding.

“Encumbrance” means any lien (statutory or other), claim, charge, security interest, mortgage, deed of trust, pledge, hypothecation, assignment, conditional sale or other title retention agreement, preference, priority or other security agreement or preferential arrangement of any kind or nature, and any easement, encroachment, covenant, restriction, right of way, defect in title or other encumbrance of any kind.

EXECUTION VERSION

“Expenses” means any and all expenses incurred in connection with investigating, defending or asserting any claim, action, suit or proceeding incident to any matter indemnified against hereunder (including court filing fees, court costs, arbitration fees or costs, witness fees, and reasonable fees and disbursements of legal counsel, investigators, expert witnesses, consultants, accountants and other professionals).

“Governmental Body” means any foreign, federal, state, local or other governmental authority or regulatory body.

“Losses” means any and all losses, costs, obligations, liabilities, settlement payments, awards, judgments, fines, penalties, damages, expenses, deficiencies or other charges.

“Permitted Encumbrances” means: (i) liens for taxes and other governmental charges and assessments arising in the ordinary course of business which are not yet due and payable, (ii) liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like liens arising in the ordinary course of business for sums not yet due and payable and (iii) other liens or imperfections on property which are not material in amount, do not interfere with, and are not violated by, the consummation of the transactions contemplated by this Agreement, and do not impair the marketability of, or materially detract from the value of or materially impair the existing use of, the property affected by such lien or imperfection.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or Governmental Body.

“Purchase Price” has the meaning specified in Section 2.2.

“Requirements of Laws” means any foreign, federal, state and local laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any Governmental Body (including those pertaining to electrical, building, zoning, subdivision, land use, environmental and occupational safety and health requirements) or common law.

“Seller” has the meaning specified in the first paragraph of this Agreement.

“Seller Ancillary Agreements” means all agreements, instruments and documents being or to be executed and delivered by Seller under this Agreement or in connection herewith.

“Shares” means all of the issued and outstanding shares of capital stock of PHMC, which consists of One Million (1,000,000) shares of common stock, par value $0.001 per share and all of the issued and outstanding shares of capital stock of PPI, which consists of One Million (1,000,000) shares of common stock, par value $0.001 per share.

Section 1.2 Interpretation. As used in this Agreement, the word “including” means without limitation, the word “or” is not exclusive and the words “herein”, “hereof”, “hereby”, “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (i) to Articles, Sections, Exhibits and Schedules mean the Articles and Sections of and the Exhibits and Schedules attached to this Agreement; (ii) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and by this Agreement; and (iii) to a statute means such statute as amended from time to time and includes any successor legislation thereto. The Schedules and Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein. Titles to Articles and headings of Sections are inserted for convenience of reference only and shall not be deemed a part of or to affect meaning or interpretation of this Agreement. References herein to the knowledge of a party or matters or information known to a party mean the actual knowledge or conscious awareness of the Chief Executive Officer and/or Chief Financial Officer of such party.

EXECUTION VERSION

ARTICLE 2
PURCHASE AND SALE OF SHARES; PURCHASE PRICE

Section 2.1 Purchase and Sale of Shares. Upon the terms and subject to the conditions of this Agreement, on the Closing Date, Seller shall sell, transfer, assign, convey and deliver to Buyer, and Buyer shall purchase from Seller, the Shares, free and clear of all Encumbrances (except for Permitted Encumbrances).

Section 2.2 Purchase Price. The purchase price for the Shares (the “Purchase Price”) shall be the assumption by the Buyer of all of those liabilities, known and unknown, of Seller relating to the Companies (the “Assumed Liabilities”). The Buyer hereby acknowledges and agrees that at Closing, the Companies shall have a balance in all of the Companies’ bank accounts, collectively, of three hundred thousand dollars ($300,000).

ARTICLE 3
CLOSING

Section 3.1 Closing Date. The Closing shall take place at 5:00 P.M., local time, on October 31, 2008, or such later date as may be agreed upon by Buyer and Seller after the conditions set forth herein have been satisfied, via facsimile or at such place or at such other time as shall be agreed upon by Buyer and Seller. The time and date on which the Closing is actually held are sometimes referred to herein as the “Closing Date”.

Section 3.2 Payment of Purchase Price; Delivery of Shares. Subject to fulfillment or waiver of the conditions set forth in Section 7.1, at the Closing Buyer shall pay to the Seller the Purchase Price and, subject to fulfillment or waiver of the conditions set forth in Section 7.2, Seller shall deliver to Buyer a stock certificate representing the Shares, accompanied by a duly executed and witnessed stock power transferring the Shares to Buyer.

Section 3.3 Buyer’s Additional Deliveries. Subject to fulfillment or waiver of the conditions set forth in Section 7.1, at the Closing, Buyer shall deliver to Seller all the following:

(a) Copy of Buyer’s Certificate of Formation certified as of a recent date by the Secretary of State of the State of Mississippi;

EXECUTION VERSION

(b) Copy of Buyer’s Operating Agreement in effect as of the Closing Date;

(c) Certificate of good standing of Buyer issued as of a recent date by the Secretary of State of the State of Mississippi;

(d) Certificate of the manager or managing member of Buyer, dated the Closing Date, in form and substance reasonably satisfactory to Seller, as to (i) no amendments to the Certificate of Formation of Buyer since the date of such document as delivered in accordance with Section 3.3(a) herein above; (ii) no amendments to the Operating Agreement since the date of such document as delivered in accordance with Section 3.3(b) herein above; (iii) the resolutions of the manager or managing member of Buyer authorizing the execution and performance of this Agreement and the transactions contemplated hereby; and (iv) incumbency and signatures of the officers of Buyer executing this Agreement and any Buyer Ancillary Agreement; and

(e) The certificate contemplated by Section 7.2(a), duly executed by an authorized officer of Buyer.

Section 3.4 Seller’s Deliveries. Subject to fulfillment or waiver of the conditions set forth in Section 7.2, at Closing, Seller shall deliver to Buyer all the following:

(a) Copy of the Certificate of Incorporation of Seller certified as of a recent date by the Secretary of State of the State of Florida;

(b) Certificate of good standing of Seller issued as of a recent date by the Secretary of State of the State of Florida;

(c) Copies of the Certificate of Incorporation of the Companies certified as of a recent date by the Secretary of State of the State of Louisiana, the Bylaws of the Companies and the stock ledgers of the Companies;

(d) Certificate of good standing of the Companies issued as of a recent date by the Secretary of State of the State of Louisiana;

(e) Certificate of the Secretary of Seller, dated the Closing Date, in form and substance reasonably satisfactory to Buyer, as to (i) no amendments to the Certificate of Incorporation of Seller since the date of such document as delivered in accordance with Section 3.4(a) herein above; (ii) no amendments to the Certificates of Incorporation or the Bylaws of the Companies since the dates of such documents as delivered in accordance with Section 3.4(c) herein above; (iii) the resolutions of the Board of Directors of Seller authorizing the execution and performance of this Agreement and the transactions contemplated hereby; and (iv) incumbency and signatures of the officers of Seller executing this Agreement or any Seller Ancillary Agreement;

(f) All approvals, consents or authorizations obtained by Seller and/or the Companies with respect to the consummation of the transactions contemplated by this Agreement, including, without limitation, those set forth on Schedule 4.2(b) hereto;

EXECUTION VERSION

(g) The certificate contemplated by Section 7.1(a), duly executed by an authorized officer of Seller; and

(h) A signed resignation by each of the directors and officers of the Companies.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF SELLER

As an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, Seller represents and warrants to Buyer and agrees only as follows:

Section 4.1 Organization of Seller. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has full corporate power and authority to own or lease and to operate and use its properties and assets and to carry on its business as now conducted.

Section 4.2 Authority of Seller. Seller has full power and authority to execute, deliver and perform this Agreement and all of the Seller Ancillary Agreements. The execution, delivery and performance of this Agreement and the Seller Ancillary Agreements by Seller have been duly authorized and approved by Seller’s board of directors and do not require any further authorization or consent of Seller or its stockholders. This Agreement has been duly authorized, executed and delivered by Seller and is the legal, valid and binding agreement of Seller enforceable in accordance with its terms, and each of the Seller Ancillary Agreements has been duly authorized by Seller and upon execution and delivery by Seller will be a legal, valid and binding obligation of Seller enforceable in accordance with its terms.

Neither the execution and delivery of this Agreement or any Seller Ancillary Agreement or the consummation of any of the transactions contemplated hereby or thereby nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof will:

(a) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under (1) the Certificate of Incorporation or Bylaws of Seller, (2) any material note, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which Seller is a party or any of its properties is subject or by which Seller is bound, (3) any Court Order to which Seller is a party or by which it is bound or (4) any Requirements of Laws affecting Seller; or

(b) require the approval, consent, authorization or act of, or the making by Seller of any declaration, filing or registration with, any Person, except as set forth on Schedule 4.2(b) attached hereto.

Section 4.3 Organization and Capital Structure of the Companies.

(a) The Companies are corporations duly organized, validly existing and in good standing under the laws of the State of Louisiana. The Companies have full power and authority to own or lease and to operate and use their properties and assets and to carry on their business as now conducted.

EXECUTION VERSION

(b) The authorized capital stock of PHMC consists of 1,000,000 shares of common stock, par value $0.001 per share and the authorized capital stock of PPI consists of 1,000,000 shares of common stock, par value $0.001 per share (“PHL Common Stock”), of which 100 shares are issued and outstanding for PHMA and 100 shares are issued and outstanding for PPI and 999,900 shares are unissued and not reserved for any purpose in the Companies. Except for this Agreement, there are no agreements, arrangements, options, warrants, calls, rights or commitments of any character relating to the issuance, sale, purchase or redemption of any shares of capital stock of the Companies. No holder of PHL Common Stock has any preemptive, stock purchase or other rights to acquire PHL Common Stock. All of the outstanding shares of the PHL Common Stock are validly issued, fully paid and nonassessable and were not issued in violation of any preemptive or similar rights. Seller is the record and beneficial owner of all of the shares of PHL Common Stock. All of such shares of PHL Common Stock are so owned free from all Encumbrances of any kind, except Permitted Encumbrances.

(c) True and complete copies of the Certificates of Incorporation and all amendments thereto, of the Bylaws, as amended to date, and of the stock ledgers of the Companies and each of its subsidiaries have been delivered to Buyer.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF BUYER

As an inducement to Seller to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer hereby represents and warrants to Seller and agrees as follows:

Section 5.1 Organization of Buyer. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Mississippi and has full power and authority to own or lease and to operate and use its properties and assets and to carry on its business as now conducted.

Section 5.2 Authority of Buyer. Buyer has full power and authority to execute, deliver and perform this Agreement and all of the Buyer Ancillary Agreements. The execution, delivery and performance of this Agreement and the Buyer Ancillary Agreements by Buyer have been duly authorized and approved by Buyer’s manager or managing member and do not require any further authorization or consent of Buyer or its members. This Agreement has been duly authorized, executed and delivered by Buyer and is the legal, valid and binding agreement of Buyer enforceable in accordance with its terms, and each of the Buyer Ancillary Agreements has been duly authorized by Buyer and upon execution and delivery by Buyer will be a legal, valid and binding obligation of Buyer enforceable in accordance with its terms.

Neither the execution and delivery of this Agreement or any of the Buyer Ancillary Agreements or the consummation of any of the transactions contemplated hereby or thereby nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof will:

EXECUTION VERSION

(a) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under (1) the Certificate of Formation or the Operating Agreement of Buyer, (2) any material note, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which Buyer is a party or any of its properties is subject or by which Buyer is bound, (3) any Court Order to which Buyer is a party or by which it is bound or (4) any Requirements of Laws affecting Buyer; or

(b) require the approval, consent, authorization or act of, or the making by Buyer of any declaration, filing or registration with, any Person.

Section 5.3 No Finder. Neither Buyer nor any Person acting on its behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

Section 5.4 Investment Representation. The Shares are being acquired by Buyer for its own account for investment, and not with a view to the sale or distribution of any part thereof without registration under the Securities Act of 1933, as amended or pursuant to an applicable exemption therefrom.

ARTICLE 6
ADDITIONAL AGREEMENTS

Section 6.1 Covenant Not to Compete or Solicit Business.

(a) In furtherance of the sale of the Shares to Buyer hereunder and more effectively to protect the value and goodwill of the assets and business of the Companies, Seller covenants and agrees that, for a period ending on the one (1) year anniversary of the Closing Date, neither Seller nor any of its Affiliates will directly or indirectly (whether as principal, agent, independent contractor, partner or otherwise) own, manage, operate, control, participate in, perform services for, or otherwise carry on, a business materially similar to or directly competitive with the business conducted by the Companies on the date hereof anywhere in Cameron Parish, Louisiana.

(b) In addition, Seller covenants and agrees that neither it nor any of its Affiliates will divulge or make use of any Trade Secrets or other confidential information of the Companies other than to disclose such secrets and information to Buyer or its Affiliates.

(c) In the event Seller or any Affiliate of Seller violates any of its obligations under this Section 6.1, Buyer or the Companies may proceed against it in law or in equity for such damages or other relief as a court may deem appropriate.

(d) It is the intent and understanding of each party hereto that if, in any action before any court or agency legally empowered to enforce this Section 6.1, any term, restriction, covenant or promise in this Section 6.1 is found to be unreasonable and for that reason unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such court or agency.

EXECUTION VERSION

Section 6.2 Access to Records after Closing.

(a) For a period of seven (7) years after the Closing Date, Seller and its representatives shall have reasonable access to all of the books and records of the Companies to the extent that such access may reasonably be required by Seller in connection with matters relating to or affected by the operations of the Companies prior to the Closing Date. Such access shall be afforded by Buyer upon receipt of advance notice and during normal business hours. If Buyer shall desire to dispose of any of such books and records prior to the expiration of such seven-year period, Buyer shall, prior to such disposition, give Seller a reasonable opportunity to segregate and remove such books and records as Seller may select.

Section 6.3 Confidential Nature of Information. Each party agrees that it will treat in confidence all documents, materials and other information which it shall have obtained regarding the other party during the course of the negotiations leading to the consummation of the transactions contemplated hereby (whether obtained before or after the date of this Agreement), the investigation provided for herein and the preparation of this Agreement and other related documents, and, in the event the transactions contemplated hereby shall not be consummated, each party will return to the other party all copies of nonpublic documents and materials which have been furnished in connection therewith. Such documents, materials and information shall not be communicated to any third Person (other than, in the case of Buyer, to its counsel, accountants, financial advisors or lenders, and in the case of Seller, to its counsel, accountants or financial advisors). No Person shall use any confidential information in any manner whatsoever except solely for the purpose of evaluating the proposed purchase and sale of the Shares or the negotiation or enforcement of this Agreement or any agreement contemplated hereby; provided that after the Closing Buyer and the Companies may use or disclose any confidential information related to the Companies or its assets or business. The obligation of each party to treat such documents, materials and other information in confidence shall not apply to any information which (i) is or becomes lawfully available to such party from a source other than the furnishing party, (ii) is or becomes available to the public other than as a result of disclosure by such party or its agents, (iii) is required to be disclosed under applicable law or judicial process, but only to the extent it must be disclosed, or (iv) such party reasonably deems necessary to disclose to obtain any of the consents or approvals contemplated hereby.

Section 6.4 No Public Announcement. Neither Buyer nor Seller shall (nor shall Seller permit the Companies to), without the approval of the other, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that any such party shall be so obligated by law or the rules of any stock exchange or quotation system, in which case the other party shall be advised and the parties shall use their best efforts to cause a mutually agreeable release or announcement to be issued; provided that the foregoing shall not preclude communications or disclosures necessary to implement the provisions of this Agreement or to comply with the accounting and U.S. Securities and Exchange Commission disclosure obligations.

Section 6.5 Expenses. Each party hereto will pay all costs and expenses incident to its negotiation and preparation of this Agreement and to its performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with, including the fees, expenses and disbursements of its counsel and accountants. All costs and expenses, if any, incurred by the Companies in connection with this Agreement and the transactions contemplated hereby, including the fees, expenses and disbursements of the Companies’ counsel and accountants, shall be paid by the Companies.

EXECUTION VERSION

Section 6.6 Right To Rescission; Limited Restriction on Transfer or Sale of Shares.

(a) As partial consideration for the Purchase Price of the Shares, the parties hereto hereby agree that Seller shall have the right to rescind this Agreement by providing written notice of rescission to Buyer at any time within thirty-one (31) calendar days from the Closing Date. In consideration for such rescission, Seller shall be obligated to pay to Buyer One Hundred Fifty Thousand Dollars ($150,000) within ten (10) business days of such notice of rescission. Within two (2) calendar days following receipt of such consideration, Buyer shall deliver to Seller a stock certificate representing the Shares, accompanied by a duly executed and witnessed stock power transferring the Shares to the Seller.

(b) Buyer shall not sell, transfer, assign, pledge, hypothecate or otherwise dispose of or encumber the Shares for so long as Seller has the right to rescind and receive back the Shares in accordance with Section 6.6(a) herein above.

(c) In the event Buyer violates any of its obligations under this Section 6.6, Seller may proceed against Buyer in law or in equity for such damages or other relief as a court may deem appropriate. Buyer acknowledges that a violation of this Section 6.6 may cause Seller or the Companies irreparable harm which may not be adequately compensated for by money damages. Buyer therefore agrees that in the event of any actual or threatened violation of this Section 6.6, Seller shall be entitled, in addition to other remedies that it may have, to a temporary restraining order and to preliminary and final injunctive relief against Buyer to prevent any violations of this Section 6.6, without the necessity of posting a bond. The prevailing party in any action commenced under this Section 6.6 shall also be entitled to receive reasonable attorneys’ fees and court costs.

Section 6.7 Name Change of the Companies. Buyer hereby agrees to change the name of the Companies by filing with the Secretary of State of Louisiana amendments to the Certificates of Incorporation of the Companies within five (5) business days from the Closing Date. Additionally, Buyer hereby agrees to forever discontinue the use of all trade marks, service marks, trade names, business names, domain names, logos, websites and trading indicia owned or used by the Companies or Seller with the names “Pacer” and “Pacer Health” or any similar name that could have the effect of causing confusion with the aforementioned names.

Section 6.8 Termination of All Guarantees. Buyer hereby acknowledges and agrees that by virtue of Buyer assuming all of the Assumed Liabilities hereunder, any and all contracts, leases, notes, mortgages and agreements or other instruments, whether known or unknown or oral or written, whereby Seller has guaranteed, in full or in part, any obligation of the Companies to any other party, shall be deemed to be cancelled and terminated with respect to Seller effective as of the Closing Date. Buyer agrees to promptly execute any and all instruments and to make any and all filings necessary in order to carry out the intent of this Section 6.8 and shall immediately notify Seller of all such required actions and immediately provide evidence of completion or satisfaction of all required actions in order to carry out the intent of this Section 6.8. The effect of this Section 6.8 shall be to relieve Seller of any and all guarantees owed by Seller to the Companies, whether known or unknown, oral or written.

EXECUTION VERSION

Section 6.9 Further Assurances. From time to time following the Closing, Seller shall execute and deliver, or cause to be executed and delivered, to the Companies such other bills of sale, deeds, endorsements, assignments and other instruments of conveyance and transfer as Buyer or the Companies may reasonably request or as may be otherwise necessary to more effectively convey and transfer to, and vest in, the Companies and put the Companies in possession of, any part of the assets or properties of the Companies not in its possession on the Closing Date.

ARTICLE 7
CONDITIONS PRECEDENT TO OBLIGATIONS OF PARTIES

Section 7.1 Conditions to Buyer’s Obligations. The obligations of Buyer to purchase the Shares pursuant to this Agreement shall, at the option of Buyer, be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

(a) Each of the representations and warranties of Seller contained or referred to herein shall be true and correct on the Closing Date as though made on the Closing Date, except for changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by Buyer, and there shall have been delivered to Buyer an Officer’s Certificate to such effect, dated the Closing Date, signed on behalf of Seller by an authorized officer of Seller, in addition to the other deliveries specified in Section 3.4.

(b) The parties shall have received all approvals and actions of or by all Governmental Bodies necessary to consummate the transactions contemplated hereby, which are required to be obtained by applicable Requirements of Laws.

(c) Seller and the Companies shall have received all required approvals, consents, and authorizations to the transactions contemplated hereby from any Person to any instruments or other agreements to which Seller and/or the Companies is a party or by which Seller and/or the Companies or any of their assets or properties are affected.

Section 7.2 Conditions to Seller’s Obligations. The obligations of Seller to sell the Shares pursuant to this Agreement shall, at the option of Seller, be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

(a) Each of the representations and warranties of Buyer contained or referred to in this Agreement shall be true and correct on the Closing Date as though made on the Closing Date, except for changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by Seller or any transaction contemplated by this Agreement; and there shall have been delivered to Seller an Officer’s Certificate to such effect, dated the Closing Date and signed on behalf of Buyer by an authorized officer of Buyer, in addition to the other deliveries specified in Section 3.3.

EXECUTION VERSION

(b) The parties shall have received all approvals and actions of or by all Governmental Bodies necessary to consummate the transactions contemplated hereby, which are required to be obtained by applicable Requirements of Laws.

(c) Seller shall have transferred out all cash amounts from the Companies’ accounts so that the cash balance in all of the Companies’ bank accounts, collectively, equals $300,000 dollars ($300,000).

ARTICLE 8
INDEMNIFICATION

Section 8.1 Indemnification by Seller.

(a) Seller agrees to indemnify and hold harmless Buyer from and against any and all Losses and Expenses incurred by Buyer up to $10,000 in connection with or arising from:

(i) any breach by Seller of any of its covenants in this Agreement or in any Seller Ancillary Agreement;

(ii) any failure of Seller to perform any of its obligations in this Agreement or in any Seller Ancillary Agreement; or

(iii) any breach of any warranty or the inaccuracy of any representation of Seller contained or referred to in this Agreement or any certificate delivered by or on behalf of Seller pursuant hereto;

provided that, without limitation of Seller’s indemnification obligations under clause (i) or (ii) of this subsection (a), Seller shall be required to indemnify and hold harmless under clause (iii) of this subsection with respect to Losses and Expenses incurred by Buyer as a result of inaccuracies only to the extent that the aggregate amount of such Losses and Expenses exceeds Ten Million Dollars ($10,000,000) and the parties further agree that in no event shall the Seller indemnify Buyer from any Losses or Expenses incurred in connection with any Medicare or environmental claims against the Companies or the Buyer.

(b) The indemnification provided for in this Section 8.1 shall terminate six (6) months after the Closing Date (and no claims shall be made by any Buyer under this Section 8.1 thereafter).

(c) Seller shall not indemnify Buyer for any Losses or Expenses arising out of Seller exercising its right to rescind this Agreement in the manner set forth in Section 6.6 herein.

Section 8.2 Indemnification by Buyer.

(a) Buyer agrees to indemnify and hold harmless Seller from and against any and all Loss and Expense incurred by Seller up to $10,000 in connection with or arising from:

(i) any breach by Buyer of any of its covenants or agreements in this Agreement or in any Buyer Ancillary Agreement;

EXECUTION VERSION

(ii) any failure by Buyer to perform any of its obligations in this Agreement or in any Buyer Ancillary Agreement; or

(iii) any breach of any warranty or the inaccuracy of any representation of Buyer contained or referred to in this Agreement or in any certificate delivered by or on behalf of Buyer pursuant hereto;

provided that, without limitation of Buyer’s indemnification obligations under clauses (i) and (ii) of this subsection (a), Buyer shall be required to indemnify and hold harmless under clause (iii) of this subsection with respect to Loss and Expense incurred by Seller only to the extent that the aggregate amount of such Loss and Expense exceeds $10,000,000.

(b) The indemnification provided for in this Section 8.2 shall terminate six (6) months after the Closing Date (and no claims shall be made by Seller under this Section 8.2 thereafter).

Section 8.3 Notice of Claims.

(a) Any party seeking indemnification hereunder shall give to the party obligated to provide indemnification to such Indemnified Party (the “Indemnitor”) a notice (a “Claim Notice”) describing in reasonable detail the facts giving rise to any claim for indemnification hereunder and shall include in such Claim Notice (if then known) the amount or the method of computation of the amount of such claim, and a reference to the provision of this Agreement or any other agreement, document or instrument executed hereunder or in connection herewith upon which such claim is based; provided, that (i) a Claim Notice in respect of any action at law or suit in equity by or against a third Person as to which indemnification will be sought shall be given promptly after the action or suit is commenced; and (ii) failure to give such notice shall not relieve the Indemnitor of its obligations hereunder except to the extent it shall have been prejudiced by such failure.

(b) After the giving of any Claim Notice pursuant hereto, the amount of indemnification to which an Indemnified Party shall be entitled under this Article VIII shall be determined: (i) by the written agreement between the Indemnified Party and the Indemnitor; (ii) by a final judgment or decree of any court of competent jurisdiction; or (iii) by any other means to which the Indemnified Party and the Indemnitor shall agree. The judgment or decree of a court shall be deemed final when the time for appeal, if any, shall have expired and no appeal shall have been taken or when all appeals taken shall have been finally determined. The Indemnified Party shall have the burden of proof in establishing the amount of Loss and Expense suffered by it.

Section 8.4 Third Person Claims.

(a) Subject to Section 8.4(b), the Indemnified Party shall have the right to conduct and control, through counsel of its choosing, the defense, compromise or settlement of any third Person claim, action or suit against such Indemnified Party as to which indemnification will be sought by any Indemnified Party from any Indemnitor hereunder, and in any such case the Indemnitor shall cooperate in connection therewith and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the Indemnified Party in connection therewith; provided, that (i) the Indemnitor may participate, through counsel chosen by it and at its own expense, in the defense of any such claim, action or suit as to which the Indemnified Party has so elected to conduct and control the defense thereof; and (ii) the Indemnified Party shall not, without the written consent of the Indemnitor (which written consent shall not be unreasonably withheld), pay, compromise or settle any such claim, action or suit, except that no such consent shall be required if, following a written request from the Indemnified Party, the Indemnitor shall fail, within fourteen (14) calendar days after the making of such request, to acknowledge and agree in writing that, if such claim, action or suit shall be adversely determined, such Indemnitor has an obligation to provide indemnification hereunder to such Indemnified Party. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay, settle or compromise any such claim, action or suit without such consent, provided that in such event the Indemnified Party shall waive any right to indemnity therefor hereunder unless such consent is unreasonably withheld.

EXECUTION VERSION

(b) If any third Person claim, action or suit against any Indemnified Party is solely for money damages or, where Seller is the Indemnitor, will have no continuing effect in any material respect on the Companies or its businesses, assets or operations, then the Indemnitor shall have the right to conduct and control, through counsel of its choosing, the defense, compromise or settlement of any such third Person claim, action or suit against such Indemnified Party as to which indemnification will be sought by any Indemnified Party from any Indemnitor hereunder if the Indemnitor has acknowledged and agreed in writing that, if the same is adversely determined, the Indemnitor has an obligation to provide indemnification to the Indemnified Party in respect thereof, and in any such case the Indemnified Party shall cooperate in connection therewith and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the Indemnitor in connection therewith; provided that the Indemnified Party may participate, through counsel chosen by it and at its own expense, in the defense of any such claim, action or suit as to which the Indemnitor has so elected to conduct and control the defense thereof. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay, settle or compromise any such claim, action or suit, provided that in such event the Indemnified Party shall waive any right to indemnity therefor hereunder unless the Indemnified Party shall have sought the consent of the Indemnitor to such payment, settlement or compromise and such consent was unreasonably withheld, in which event no claim for indemnity therefor hereunder shall be waived.

ARTICLE 9
GENERAL PROVISIONS

Section 9.1 Survival of Obligations. All representations, warranties, covenants, agreements and obligations contained in this Agreement shall survive the consummation of the transactions contemplated by this Agreement; provided, however, that, except as otherwise provided in Article VIII, the representations and warranties contained in Articles IV and V shall terminate on the six (6) months anniversary of the Closing Date. Except as otherwise provided herein, no claim shall be made for the breach of any representation or warranty contained in Articles IV or V or under any certificate delivered with respect thereto under this Agreement after the date on which such representations and warranties terminate as set forth in this.

Section 9.2 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered (i) when delivered personally, (ii) if transmitted by facsimile when confirmation of transmission is received, or (iii) if sent by registered or certified mail, return receipt requested, or by private courier when received; and shall be addressed as follows:

(a) If to Seller, to:

Pacer Health Corporation
15050 NW 79th Court Suite 201 Miami Lakes, Florida 33016
Attention:	Rainier Gonzalez
Facsimile:	(305) 828-2551
with a copy to:
K&L Gates LLP
200 S. Biscayne Boulevard, Suite 3900
Miami, Florida 33131-2399
Attention:	Clayton E. Parker, Esq.
Facsimile:	(305) 358-7095

(b) If to Buyer (and if to the Company post-Closing), to:

Rural Healthcare Developers of Louisiana, LLC

Attention:
Facsimile:
with a copy to:

Attention:
Facsimile:

or to such other address as such party may indicate by a notice delivered to the other party hereto.

Section 9.3 Successors and Assigns.

(a) Either party may assign any of its rights hereunder, but no such assignment shall relieve it of its obligations hereunder.

EXECUTION VERSION

(b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. The successors and permitted assigns hereunder shall include without limitation, in the case of Buyer, any permitted assignee as well as the successors in interest to such permitted assignee (whether by merger, liquidation (including successive mergers or liquidations) or otherwise). Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any Person other than the parties and successors and assigns permitted by this Section 9.3 any right, remedy or claim under or by reason of this Agreement.

Section 9.4 Entire Agreement; Amendments. This Agreement and the Exhibits and Schedules referred to herein and the documents delivered pursuant hereto contain the entire understanding of the parties hereto with regard to the subject matter contained herein or therein, and supersede all prior agreements, understandings or letters of intent between or among any of the parties hereto. This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the parties hereto.

Section 9.5 Waivers. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently given for the purposes of this Agreement if, as to any party, it is in writing signed by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

Section 9.6 Partial Invalidity. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

Section 9.7 Execution in Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to each of Seller and Buyer.

Section 9.8 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of Florida.

Section 9.9 Submission to Jurisdiction. Seller and Buyer hereby irrevocably submit in any suit, action or proceeding arising out of or related to this Agreement or any of the transactions contemplated hereby or thereby to the non-exclusive jurisdiction of the United States District Court in Miami, Florida and the jurisdiction of any court of the State of Florida located in Miami, Florida and waive any and all objections to jurisdiction that they may have under the laws of the State of Florida or the United States and any claim or objection that any such court is an inconvenient forum.

EXECUTION VERSION

IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be executed the day and year first above written.

PACER HOLDINGS OF LOUISIANA, INC.

By:	/s/ John Chi
Name:	John Chi
Title:	President

(Corporate Seal)
ATTEST:	/s/ Maria E. Denslow

Name:	Maria E. Denslow
Title	Notary

RURAL HEALTHCARE DEVELOPERS OF LOUISIANA, LLC

By:	/s/ Ray R. Shoemaker
Name:	Ray R. Shoemaker
Title:

(Corporate Seal)
ATTEST:	Authorized Notary

Name:	Authorized Notary
Title	Notary

EXECUTION VERSION

SCHEDULE 4.2(b)

Consent Agreement, dated October 31, 2008, by and between Pacer Health Corporation and YA Global Investments, L.P.